UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             June 5, 2006

ML Macadamia Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26-238 Hawaii Belt Road, Hilo, Hawaii      96720

(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code      808-969-8057

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

As announced by ML Macadamia Orchards, L. P. in a press release on June 5, 2006, it has entered into two nut purchase contracts with Mauna Loa Macadamia Nut Corporation (“Mauna Loa”), effective January 1, 2006, which replace the nut purchase contracts for MLP I and MLP II, which were due to expire December 31, 2006 and June 30, 2019, respectively. The contract replacing the two MLP I contracts is at a fixed price of seventy-five cents ($0.75) per pound (adjusted to 20% moisture and 30% kernel recovery) and will terminate December 31, 2006. The contract for MLP II is for six-years, expiring December 31, 2011, has an initial price of seventy-four cents ($0.74) per pound (adjusted to 20% moisture and 30% kernel recovery) with fixed escalations over the subsequent five years. Through the renegotiation of the expiring MLP I contracts and the modified MLP II contract, the Partnership replaces pricing mechanisms based on a blending of trailing USDA pricing and Mauna Loa profitability with the certainty of fixed nut prices.

Item 9.01               Exhibits

10.56       Macadamia Nut Purchase Agreement between ML Macadamia Orchards, L.P. and Mauna Loa Macadamia Nut Corporation, signed on June 1, 2006.

10.57       Macadamia Nut Purchase Agreement between ML Macadamia Orchards, L.P. and Mauna Loa Macadamia Nut Corporation, signed June 1, 2006.

99.1         Press Release “ML Macadamia Orchards, L.P. Enters Into Nut Purchase Contracts”.

EXHIBIT INDEX

Exhibits

10.56 Macadamia Nut Purchase Agreement between ML Macadamia Orchards, L. P. and Mauna Loa Macadamia Nut Corporation, signed on June 1, 2006.

10.57 Macadamia Nut Purchase Agreement between ML Macadamia Orchards, L. P. and Mauna Loa Macadamia Nut Corporation, signed June 1, 2006.

99.1 Press Release “ML Macadamia Orchards, L. P. Enters Into Nut Purchase Contracts”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Macadamia Orchards, L.P.
(Registrant)

Date: June 5, 2006
	By:	ML Resources, Inc.
Managing General Partner

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis
President and Chief Executive Officer